Exhibit 99.1
Kilroy Realty
Supplemental Financial Report
Q4 2025
i

Where Innovation Works
KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
---------------
LOS ANGELES, February 9, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2025.
“Our strong performance in the fourth quarter capped off an exceptional year of execution by the entire Kilroy Team,” said Angela Aman, Chief Executive
Officer. “We captured growing tenant demand for high quality, well-amenitized office and life science projects across virtually all of our submarkets, made substantial progress on leasing our in-process redevelopment and development projects, and capitalized on a resurgence of institutional investor interest in
West Coast commercial real estate assets in order to refine and enhance our portfolio. As we look ahead to 2026, we are encouraged by the continued
momentum we are experiencing across our platform and believe we are well positioned for continued growth and evolution.”
Fourth Quarter Highlights
Financial Results
•Revenues of $272.2 million for the quarter ended December 31, 2025, as compared to $286.4 million for the quarter ended December 31,
2024
•Net income available to common stockholders of $12.4 million, or $0.10 per diluted share, for the quarter ended December 31, 2025, as compared to $59.5 million, or $0.50 per diluted share, for the quarter ended December 31, 2024
•Funds from operations (“FFO”) of $117.2 million, or $0.97 per diluted share, for the quarter ended December 31, 2025, as compared to
$144.9 million, or $1.20 per diluted share, for the quarter ended December 31, 2024
Leasing and Occupancy
•Stabilized Portfolio was 81.6% occupied and 83.8% leased at December 31, 2025, representing 220 basis points of leases signed that have not commenced
•During the quarter, signed approximately 827,000 square feet of leases, the Company’s strongest fourth-quarter leasing performance in six years
◦Leasing activity was comprised of 547,000 square feet of new leasing on previously vacant space, 148,000 square feet of new leasing on currently occupied space, and 132,000 square feet of renewal leasing
▪At Kilroy Oyster Point Phase 2 (“KOP 2”), signed 316,000 square feet of new leases. See “Kilroy Oyster Point Phase 2”
section below for additional details
▪Leasing activity during the quarter included 60,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased 16.8% and 27.1%, respectively, from prior levels on Second
Generation leasing, excluding short-term leasing
◦Leasing spreads during the quarter were negatively impacted by:
▪A new lease signed on a space recently vacated due to a tenant bankruptcy
▪A renewal signed to preserve near-term income on a single-tenant building while the Company evaluates alternative uses
◦Excluding these two leases, GAAP and cash rents on leases signed during the quarter would have increased 16.2% and decreased
2.6%, respectively
Capital Recycling Activity
•Dispositions / Held for Sale / Assets Under Contract:
◦In December, completed the sale of Sunset Media Center, an approximately 326,000-square-foot office property in the Hollywood submarket of Los Angeles, for gross sales proceeds of $61.0 million
ii

Where Innovation Works
◦In December, entered into an agreement, subject to a non-refundable deposit, to sell Kilroy Sabre Springs, a three-building campus in the I-15 Corridor submarket of San Diego, and classified the campus as Held for Sale. The campus totals approximately 428,000 square feet, and the sale closed in January for gross sales proceeds of $124.5 million
◦In December, entered into an agreement to sell the remaining portion of the land at Santa Fe Summit for $86.0 million in gross sales proceeds. The transaction represents approximately 17 acres of the 22-acre site and is expected to close upon receipt of entitlements for residential development
•Acquisitions:
◦In December, completed the acquisition of the Nautilus Campus, a four-building, approximately 232,000-square-foot life science campus, in the Torrey Pines submarket of San Diego, for $192.0 million
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of
$2.16 per share. The dividend was paid on January 7, 2026 to stockholders of record on December 31, 2025 (the ex-dividend date)
Full Year Highlights
Financial Results
•Revenues of $1,112.7 million for the year ended December 31, 2025, as compared to $1,135.6 million for the year ended December 31,
2024
•Net income available to common stockholders of $276.1 million, or $2.32 per diluted share, for the year ended December 31, 2025, as compared to $211.0 million, or $1.77 per diluted share, for the year ended December 31, 2024
•Funds from operations (“FFO”) of $505.9 million, or $4.20 per diluted share, for the year ended December 31, 2025, as compared to $551.6 million, or $4.59 per diluted share, for the year ended December 31, 2024
Leasing and Occupancy
•During the year, signed approximately 2,051,000 square feet of leases, the Company’s highest annual leasing volume since 2019
◦Leasing activity was comprised of 1,108,000 square feet of new leasing on previously vacant space, 233,000 square feet of new leasing on currently occupied space, and 710,000 square feet of renewal leasing
▪Leasing activity during the year included 270,000 square feet of short-term leasing, primarily comprised of 187,000 square feet of short-term renewal leasing
•GAAP and cash rents on leases signed during the year decreased 9.3% and 18.4%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
Kilroy Oyster Point Phase 2
•As highlighted above, signed approximately 316,000 square feet of leases during the fourth quarter for a total of 384,000 square feet of leases signed at KOP 2 during the year, exceeding the Company’s previously communicated goal of 100,000 square feet of lease executions. The project is now 3% occupied and 44% leased
◦Leasing activity at KOP 2 during the fourth quarter was comprised of the following transactions:
▪The University of California, San Francisco executed a full-building lease spanning approximately 280,000 square feet and is expected to commence occupancy in the fourth quarter of 2027
▪A new genomic sequencing foundry signed an approximately 20,000-square-foot lease in a space designed and built as part of the Company’s spec suite initiative. The company commenced occupancy upon lease execution in the fourth quarter of
2025
▪Acadia Pharmaceuticals executed an approximately 16,000-square-foot lease and is expected to commence occupancy at
KOP 2 in the second quarter of 2026
iii

Where Innovation Works
Development / Redevelopment
•During the first quarter of 2025, received a temporary certificate of occupancy and progressed KOP 2 from the under construction phase to the tenant improvement phase
•During the third quarter of 2025, added 4690 Executive Drive, an approximately 52,000-square-foot redevelopment project in the University
Towne Center submarket of San Diego, to the stabilized portfolio. The property is 47% leased
•During the third quarter of 2025, added 4400 Bohannon Drive, an approximately 48,000-square-foot redevelopment project in the Other
Peninsula submarket of the San Francisco Bay Area, to the stabilized portfolio. The property is 0% leased
Capital Recycling Activity
•In addition to the capital recycling activities highlighted above, the following transactions occurred during the year:
◦Dispositions / Assets Under Contract:
▪In April, entered into an agreement, subject to a non-refundable deposit, to sell a portion of the land at Santa Fe Summit for
$38.0 million in gross sales proceeds. The transaction represents approximately five acres of the 22-acre site and is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026
▪In June, completed the sale of 501 Santa Monica Boulevard, an approximately 79,000-square-foot operating property in
West Los Angeles for gross sales proceeds of $40.0 million
▪In July, entered into an agreement, subject to a non-refundable deposit, for the sale of 1633 26th Street for $41.0 million in gross sales proceeds. The transaction is anticipated to close upon the receipt of entitlements, which is expected to occur in
2026
▪In September, completed the sale of a four-building, approximately 663,000-square-foot campus in Silicon Valley for gross sales proceeds of $365.0 million
◦Acquisitions:
▪In September, completed the acquisition of Maple Plaza, an approximately 306,000-square-foot office property in the
Beverly Hills submarket of Los Angeles, for $205.3 million
Balance Sheet / Liquidity
•In August, completed a public offering of $400.0 million of 5.875% unsecured senior notes due October 2035
•In September, fully redeemed $400.0 million of 4.375% unsecured senior notes due October 2025
•As of December 31, 2025, the Company had approximately $1.3 billion of total liquidity, comprised of approximately $0.2 billion of cash and cash equivalents and approximately $1.1 billion available under the fully undrawn unsecured revolving credit facility
Sustainability and Corporate Social Responsibility Highlights
•Achieved carbon neutral operations across the portfolio for the sixth consecutive year
•Over six megawatts of installed onsite solar capacity generating clean electricity
•Listed on U.S. EPA’s National Top 100 list of largest green power users
•Earned GRESB 5-Star Designation for Standing Assets
•Earned GRESB Regional Sector Leader in the Americas in Technology/Life Science for Development
•Achieved the most ENERGY STAR NextGen certifications of any building owner since the launch of the new certification program in 2024
•Achieved over 1.6 million square feet of new ENERGY STAR certifications across the portfolio, bringing the total to over 10.9 million square feet of ENERGY STAR certified space
•Became a Fitwel Champion+ company
•Maintained Green Lease Leader Gold status
Recent Developments
•In January, added KOP 2 to the stabilized portfolio
•In January, completed the sale of Kilroy Sabre Springs
iv

Where Innovation Works
Net Income Available to Common Stockholders / FFO Guidance
The Company is initiating Nareit-defined FFO per share guidance for 2026 of $3.25 to $3.45 per diluted share. The table below reflects key assumptions for
2026 guidance.

Key Assumptions	2026 Assumptions
Average full year occupancy	76.0% to 78.0%
Average full year occupancy excluding KOP 2	80.0% to 81.5%
Same Property Cash Net Operating Income (“NOI”) growth (1)	(1.50%) to 0.00%
NOI from Development Properties (2)	($23.5) to ($25.0 million)
Non-Cash GAAP NOI adjustments (1) (3)	$12 to $14 million
GAAP lease termination fee income	$3.0 to $4.5 million
General and administrative and Leasing costs	$89 to $91 million
Interest income	$2 to $3 million
Gross interest expense	$212 to $214 million
Capitalized interest (4)	$32 to $34 million
Total development spending (5)	$150 to $200 million
Dispositions	+/- $300 million

	Full Year 2026 Range
	Low End	High End
$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.59	$0.79

Weighted average common shares outstanding - diluted (6)	120,100	120,100

Net income available to common stockholders	$70,800	$95,040
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000
Depreciation and amortization of real estate assets	342,000	342,000
Gain on sale of depreciable operating property	(8,200)	(8,200)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)
Funds From Operations (1)	$393,900	$418,140

Weighted average common shares/units outstanding – diluted (7)	121,200	121,200

Nareit Funds From Operations per common share/unit – diluted (1)	$3.25	$3.45
________________________
(1)For additional information, please refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(2)NOI from Development Properties is primarily comprised of carry costs associated with Company’s KOP 2 and Flower Mart projects. Guidance assumes the continued capitalization of the Company’s Flower Mart project through June 2026.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through June 2026.
v

Where Innovation Works
(5)Total development spending includes recently stabilized, in-process, and future development projects.
(6)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(7)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and
FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss fourth quarter results and the current business environment during the Company’s February 10, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login/LE9zwo4AF0rVUaxBU0IDSIu6q6M8vLBYYMS. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/267439370. It may be necessary to download audio software to hear the conference call.
The Post at Indeed Tower, Austin, TX
01
Corporate Data &
Financial Highlights
–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations & Funds Available for Distribution
–Supplemental Income Statement Detail
–Net Operating Income
–Same Property Net Operating Income Analysis (Cash Basis)
–EBITDA, EBITDAre, and Adjusted EBITDAre
Jardine, Los Angeles, CA
Kilroy Realty Q4 2025 Supplemental Report | 2

Where Innovation Works
Company
Background
Kilroy Realty Corporation (NYSE: KRC) is a publicly traded real estate investment trust and member of the S&P MidCap 400 Index. The Company owns, develops, acquires, and manages real estate assets consisting primarily of premier office and life science properties in the San Francisco
Bay Area, Los Angeles, Seattle, San Diego, and Austin.
Stabilized Office & Life Science Portfolio
at December 31, 2025
121
16.3
buildings
million square feet
81.6%
83.8%
occupied
leased
Residential Portfolio
94.1%
1,001
residential units
average occupancy
during 4Q25

Investor Relations
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
(310) 481-8400
Web: www.kilroyrealty.com
E-mail: investorrelations@kilroyrealty.com

Doug S. Bettisworth	VP, Corporate Finance

Board of Directors
Edward F. Brennan, PhD	Chair
Angela M. Aman
Daryl J. Carter
Jolie A. Hunt
Louisa G. Ritter
Gary R. Stevenson
Peter B. Stoneberg
Executive and Senior Management Team
Angela M. Aman	Chief Executive Officer
Justin W. Smart	President
Jeffrey R. Kuehling	EVP, Chief Financial Officer and Treasurer
A. Robert Paratte	EVP, Chief Leasing Officer
Heidi R. Roth	EVP, Chief Administrative Officer
Sherrie S. Schwartz	EVP, Chief Human Resources Officer
Lauren N. Stadler	EVP, General Counsel and Secretary
Eliott L. Trencher	EVP, Chief Investment Officer
Chandni Jalan	SVP, Chief Accounting Officer

Equity Research Coverage

Barclays	Brendan Lynch	(212) 526-9428
BofA Securities	Jana Galan	(646) 855-5042
BMO Capital Markets Corp.	John P. Kim	(212) 885-4115
BTIG	Thomas Catherwood	(212) 738-6140
Citigroup Investment Research	Seth Bergey	(212) 816-2066
Deutsche Bank Securities, Inc.	Peter Abramowitz	(212) 250-9504
Evercore ISI	Steve Sakwa	(212) 446-9462
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Dylan Burzinski	(949) 640-8780
Jefferies LLC	Joe Dickstein	(212) 778-8771
J.P. Morgan	Anthony Paolone	(212) 622-6682
Keybanc Capital Markets	Upal Rana	(917) 368-2316
Mizuho Securities USA LLC	Vikram Malhotra	(212) 282-3827
RBC Capital Markets	Mike Carroll	(440) 715-2649
Scotiabank	Nicholas Yulico	(212) 225-6904
Wells Fargo	Blaine Heck	(410) 662-2556
Wolfe Research	Ally Yaseen	(646) 582-9253
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Q4 2025 Supplemental Report | 3

Where Innovation Works

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

INCOME ITEMS:
Revenues	$272,187	$279,744	$289,892	$270,844	$286,379	$1,112,667	$1,135,629
Lease Termination Fees (1)	1,541	309	10,754	506	2,469	13,110	7,066
Capitalized Interest and Debt Costs	20,632	22,574	21,333	20,548	21,312	85,087	82,461
Capitalized Internal Overhead Costs (2)	4,120	4,682	3,807	4,634	4,614	17,243	20,644
Other Capitalized Development Costs (3)	6,382	7,353	5,505	4,974	3,604	24,214	12,062
Non-Cash Amortization of Share-Based Compensation Awards	5,145	5,436	4,582	3,927	4,443	19,090	17,714
EARNINGS METRICS:
Net Income Available to Common Stockholders	$12,444	$156,220	$68,449	$39,008	$59,460	$276,121	$210,969
Net Operating Income (1)(4)	176,426	188,775	190,779	180,239	193,645	736,219	764,456
EBITDAre (5)	158,139	171,561	181,500	161,999	181,421	673,199	728,444
Company's Share of EBITDAre (5)	150,555	164,126	167,914	154,719	173,578	637,314	696,855
Company's Share of Adjusted EBITDAre (5)	148,350	161,007	167,402	153,585	168,788	630,344	659,103
Funds From Operations (6)	117,158	130,561	135,891	122,310	144,875	505,920	551,633
Funds Available for Distribution (6)	90,534	100,939	103,889	109,096	109,087	404,458	446,069
PER SHARE INFORMATION (7):
Net Income Available to Common Stockholders per common share – diluted	$0.10	$1.31	$0.57	$0.33	$0.50	$2.32	$1.77
Funds From Operations per common share – diluted (6)	0.97	1.08	1.13	1.02	1.20	4.20	4.59
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54	2.16	2.16
RATIOS (8):
Net Operating Income Margin (1)	64.8%	67.5%	65.8%	66.5%	67.6%	66.2%	67.3%
Net Debt to Company's Share of EBITDAre Ratio (5)(8)	7.0x	6.4x	6.6x	6.6x	6.4x	N/A	N/A
Net Debt to Company's Share of Adjusted EBITDAre Ratio (5)(8)	7.1x	6.5x	6.7x	6.9x	6.8x	N/A	N/A
Fixed Charge Coverage Ratio - Net Income	0.3x	3.1x	1.6x	0.9x	1.3x	1.5x	1.1x
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre (5)	3.0x	3.2x	3.4x	3.2x	3.3x	3.2x	3.2x
Net Income Payout Ratio	377.2%	39.7%	81.1%	147.6%	99.0%	85.3%	110.2%
FFO / FAD Payout Ratio (6)	55.1% / 71.3%	49.4% / 63.9%	47.5% / 62.1%	52.7% / 59.1%	44.4% / 59.0%	51.0% / 63.8%	46.5% / 57.6%
STABILIZED PORTFOLIO INFORMATION:
Period End Occupancy Percentage	81.6%	81.0%	80.8%	81.4%	82.8%	81.6%	82.8%
Period End Leased Percentage	83.8%	83.3%	83.5%	83.9%	84.9%	83.8%	84.9%
Average Occupancy	80.9%	80.7%	80.8%	81.4%	83.3%	80.9%	83.9%
Lease Composition (Net / Gross) (9)	52% / 48%	50% / 50%	51% / 49%	52% / 48%	52% / 48%	N/A	N/A
________________________
Note: Refer to pages 39-42 “Definitions Included in Supplemental” for definitions of commonly used terms. Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net Operating Income as presented has been conformed to the Company’s new definition.
(2)Primarily represents compensation costs capitalized to construction and development projects.
(3)Represents incidental property operating and carry costs capitalized to development projects.
(4)Refer to page 43 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(5)Refer to pages 10 and 44 for reconciliations of GAAP Net Income Available to Common Stockholders to EBITDAre, Company’s Share of EBITDAre, and Company’s Share of Adjusted EBITDAre.
(6)Refer to page 6 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution and page 45 for a reconciliation of GAAP Net Cash Provided by Operating
Activities to Funds Available for Distribution.
(7)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(8)Ratios are calculated based on current quarter amounts unless otherwise noted. Net Debt to Company’s Share of EBITDAre and Adjusted EBITDAre are calculated on a trailing-12 month basis. Refer to page 33 for additional information.
(9)Based upon Annualized Base Rent, including 100% of consolidated property partnerships, as of the end of the period. Excludes leases at the Company’s three residential properties.
Kilroy Realty Q4 2025 Supplemental Report | 4

Where Innovation Works

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

ASSETS:
Land	$1,641,913	$1,661,679	$1,627,754	$1,750,820	$1,750,820
Buildings and improvements	8,505,486	8,658,236	8,427,405	8,617,728	8,598,751
Undeveloped land and construction in progress	2,387,742	2,355,181	2,364,938	2,356,330	2,309,624
Total real estate assets held for investment	12,535,141	12,675,096	12,420,097	12,724,878	12,659,195
Accumulated depreciation and amortization	(2,843,811)	(2,952,576)	(2,877,165)	(2,900,113)	(2,824,616)
Total real estate assets held for investment, net	9,691,330	9,722,520	9,542,932	9,824,765	9,834,579
Real estate and other assets held for sale, net	115,155	—	255,795	—	—
Cash and cash equivalents	179,316	372,416	193,129	146,711	165,690
Marketable securities	30,807	33,569	31,629	29,187	27,965
Current receivables, net	12,765	13,191	11,718	11,680	11,033
Deferred rent receivables, net	424,794	436,886	436,964	447,433	451,996
Deferred leasing costs and acquisition-related intangible assets, net	278,232	229,175	208,266	220,051	225,937
Right of use ground lease assets, net	128,116	128,396	128,674	128,949	129,222
Prepaid expenses and other assets, net	54,561	56,046	58,725	69,909	51,935
Total Assets	$10,915,076	$10,992,199	$10,867,832	$10,878,685	$10,898,357

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$592,685	$593,956	$595,212	$596,806	$598,199
Unsecured debt, net	3,996,774	3,995,555	4,002,507	4,001,036	3,999,566
Accounts payable, accrued expenses, and other liabilities	288,963	321,188	273,600	292,354	285,011
Ground lease liabilities	127,628	127,830	128,030	128,227	128,422
Accrued dividends and distributions	65,009	64,996	64,985	64,990	64,850
Deferred revenue and acquisition-related intangible liabilities, net	125,628	127,931	131,606	137,538	142,437
Rents received in advance and tenant security deposits	75,701	74,888	73,561	77,749	71,003
Liabilities related to real estate assets held for sale	4,945	—	4,887	—	—
Total liabilities	5,277,333	5,306,344	5,274,388	5,298,700	5,289,488
Equity:
Stockholders’ Equity
Common stock	1,184	1,183	1,183	1,183	1,181
Additional paid-in capital	5,230,747	5,223,369	5,216,320	5,210,415	5,209,653
Retained earnings	188,876	240,810	148,952	144,867	171,212
Total stockholders’ equity	5,420,807	5,465,362	5,366,455	5,356,465	5,382,046
Noncontrolling Interests
Common units of the Operating Partnership	51,911	53,154	52,192	52,105	52,472
Consolidated property partnerships	165,025	167,339	174,797	171,415	174,351
Total noncontrolling interests	216,936	220,493	226,989	223,520	226,823
Total equity	5,637,743	5,685,855	5,593,444	5,579,985	5,608,869
Total Liabilities And Equity	$10,915,076	$10,992,199	$10,867,832	$10,878,685	$10,898,357
Kilroy Realty Q4 2025 Supplemental Report | 5

Where Innovation Works

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Revenues
Rental income	$267,363	$274,909	$285,071	$266,244	$281,355	$1,093,587	$1,118,115
Other property income	4,824	4,835	4,821	4,600	5,024	19,080	17,514
Total revenues	272,187	279,744	289,892	270,844	286,379	1,112,667	1,135,629
Expenses
Property expenses	64,673	61,764	58,575	58,714	63,249	243,726	243,441
Real estate taxes	26,556	25,878	26,765	28,365	24,026	107,564	108,951
Ground leases	2,991	3,018	3,019	3,020	2,990	12,048	11,715
General and administrative expenses	19,485	18,247	18,475	16,901	16,977	73,108	71,074
Leasing costs	2,592	2,610	2,277	2,873	2,013	10,352	8,764
Depreciation and amortization	92,623	87,487	87,625	87,119	89,121	354,854	356,182
Total expenses	208,920	199,004	196,736	196,992	198,376	801,652	800,127
Other Income (Expenses)
Interest income	2,205	3,119	512	1,134	4,790	6,970	37,752
Interest expense	(32,148)	(32,152)	(30,844)	(31,148)	(33,245)	(126,292)	(145,287)
Other income (expense) (1)	44	91	190	(157)	(493)	168	(992)
Gains on sales of depreciable operating properties	—	110,484	16,554	—	—	127,038	—
Impairment of real estate assets (2)	(16,259)	—	—	—	—	(16,259)	—
Gain on sale of long-lived assets (3)	—	—	—	—	5,979	—	5,979
Total other (expenses) income	(46,158)	81,542	(13,588)	(30,171)	(22,969)	(8,375)	(102,548)
Net Income	17,109	162,282	79,568	43,681	65,034	302,640	232,954
Net income attributable to noncontrolling common units of the Operating Partnership	(120)	(1,524)	(663)	(375)	(593)	(2,682)	(2,062)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,545)	(4,538)	(10,456)	(4,298)	(4,981)	(23,837)	(19,923)
Total net income attributable to noncontrolling interests	(4,665)	(6,062)	(11,119)	(4,673)	(5,574)	(26,519)	(21,985)
Net Income Available To Common Stockholders	$12,444	$156,220	$68,449	$39,008	$59,460	$276,121	$210,969
Weighted average common shares outstanding – basic	118,338	118,296	118,285	118,195	118,047	118,279	117,649
Weighted average common shares outstanding – diluted	119,153	118,822	118,683	118,664	118,759	118,832	118,157
Net Income Available To Common Stockholders Per Share
Net income available to common stockholders per share – basic	$0.10	$1.32	$0.58	$0.33	$0.50	$2.33	$1.78
Net income available to common stockholders per share – diluted	$0.10	$1.31	$0.57	$0.33	$0.50	$2.32	$1.77
________________________
(1)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.
(2)During the three months and year ended December 31, 2025, we recognized an impairment charge of approximately $16.3 million to reduce the carrying amount of Sunset Media Center to its current fair value less closing costs.
(3)During the three months and year ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
Kilroy Realty Q4 2025 Supplemental Report | 6

Where Innovation Works

Funds From Operations & Funds Available for Distribution (1)
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

FUNDS FROM OPERATIONS:
Net income available to common stockholders	$12,444	$156,220	$68,449	$39,008	$59,460	$276,121	$210,969
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	120	1,524	663	375	593	2,682	2,062
Net income attributable to noncontrolling interests in consolidated property partnerships	4,545	4,538	10,456	4,298	4,981	23,837	19,923
Depreciation and amortization of real estate assets	91,213	86,080	86,243	85,735	87,536	349,271	349,828
Gains on sales of depreciable operating properties	—	(110,484)	(16,554)	—	—	(127,038)	—
Impairment of real estate assets	16,259	—	—	—	—	16,259	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,423)	(7,317)	(13,366)	(7,106)	(7,695)	(35,212)	(31,149)
Funds From Operations	$117,158	$130,561	$135,891	$122,310	$144,875	$505,920	$551,633
Weighted average common shares/units outstanding – basic (2)	119,869	119,870	119,848	119,750	119,521	119,835	119,729
Weighted average common shares/units outstanding – diluted (2)	120,684	120,397	120,246	120,220	120,234	120,388	120,236
FFO per common share/unit – basic	$0.98	$1.09	$1.13	$1.02	$1.21	$4.22	$4.61
FFO per common share/unit – diluted	$0.97	$1.08	$1.13	$1.02	$1.20	$4.20	$4.59

FUNDS AVAILABLE FOR DISTRIBUTION:
Funds From Operations	$117,158	$130,561	$135,891	$122,310	$144,875	$505,920	$551,633
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(31,724)	(36,959)	(34,040)	(17,378)	(33,089)	(120,101)	(92,583)
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,547)	(3,639)	(3,770)	(3,688)	(4,065)	(14,644)	(19,138)
Straight-line rents, net	2,358	1,303	3,354	4,613	3,667	11,628	9,184
Amortization of net below market rents	(624)	(764)	(845)	(846)	(846)	(3,079)	(3,521)
Amortization of deferred financing costs and net debt discount/premium	1,162	1,218	1,178	1,219	1,650	4,777	6,893
Non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations (3)	5,145	5,436	4,582	3,927	4,443	19,090	1,324
Lease related adjustments and other (4)	(640)	1,877	(2,626)	(1,677)	(2,359)	(3,066)	(7,539)
Gain on sale of long-lived assets (5)	—	—	—	—	(5,979)	—	(5,979)
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,246	1,906	165	616	790	3,933	5,795
Funds Available for Distribution	$90,534	$100,939	$103,889	$109,096	$109,087	$404,458	$446,069
________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Reported per common share/unit amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(2)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts per share also include non-participating share-based awards and the dilutive impact of contingently issuable shares.
(3)During the year ended December 31, 2024, the Company incurred $17.1 million of cash retirement payments to the Company’s former CEO.
(4)Includes deferred income and lease incentives, net, deferred settlement and restoration fee income, deferred lease termination fee income, and other non-cash items.
(5)During the year ended December 31, 2024, the Company sold its corporate aircraft for a sales price of $19.8 million and recognized a gain on sale of approximately $6.0 million.
Kilroy Realty Q4 2025 Supplemental Report | 7

Where Innovation Works

Supplemental Income Statement Detail
(unaudited, $ in thousands)

			Three Months Ended					Year Ended
			12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
	Revenues	Income Statement Category
*	Base rent	Rental income	$197,081	$201,633	$201,955	$202,640	$204,705	$803,309	$811,146
*	Tenant reimbursements	Rental income	47,779	51,867	48,035	46,313	47,621	193,994	197,198
*	Other revenues (1)	Rental income	18,442	16,656	19,967	15,630	18,707	70,695	67,733
	Deferred income and lease incentives, net (2)	Rental income	257	707	771	834	1,757	2,569	9,932
	Amortization of deferred revenue related to tenant-funded tenant improvements	Rental income	3,547	3,639	3,770	3,688	4,065	14,644	19,138
	Straight-line rents, net	Rental income	(2,358)	(1,303)	(3,354)	(4,613)	(3,667)	(11,628)	(9,184)
	Amortization of net below market rents	Rental income	624	764	845	846	846	3,079	3,521
*	Settlement and restoration fee income	Rental income	450	2,663	639	63	6,709	3,815	11,565
	Deferred settlement and restoration fee income	Rental income	—	(2,026)	1,689	337	(1,857)	—	—
	Cash lease termination fee income	Rental income	1,158	867	10,588	—	10	12,613	6,376
	Deferred lease termination fee income	Rental income	383	(558)	166	506	2,459	497	690
*	Other property income (3)	Other property income	4,824	4,835	4,821	4,600	5,024	19,080	17,514
	Total Revenues		$272,187	$279,744	$289,892	$270,844	$286,379	$1,112,667	$1,135,629

________________________
•Represents a component of Cash Net Operating Income.
(1)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(2)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(3)Primarily comprised of transient parking income.
Kilroy Realty Q4 2025 Supplemental Report | 8

Where Innovation Works

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended					Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Cash Operating Revenues:
Base rent	$197,081	$201,633	$201,955	$202,640	$204,705	$803,309	$811,146
Tenant reimbursements	47,779	51,867	48,035	46,313	47,621	193,994	197,198
Other revenues (2)	18,442	16,656	19,967	15,630	18,707	70,695	67,733
Settlement and restoration fee income	450	2,663	639	63	6,709	3,815	11,565
Other property income (3)	4,824	4,835	4,821	4,600	5,024	19,080	17,514
Total cash operating revenues	268,576	277,654	275,417	269,246	282,766	1,090,893	1,105,156
Cash Operating Expenses:
Property expenses	64,673	61,764	58,575	58,714	63,245	243,726	243,378
Real estate taxes	26,556	25,878	26,765	28,365	24,026	107,564	108,951
Ground leases	2,913	2,940	2,941	2,942	2,902	11,736	11,361
Total cash operating expenses	94,142	90,582	88,281	90,021	90,173	363,026	363,690
Cash Net Operating Income (4)	174,434	187,072	187,136	179,225	192,593	727,867	741,466
Deferred income and lease incentives, net (5)	257	707	771	834	1,757	2,569	9,932
Amortization of deferred revenue related to tenant-funded tenant improvements	3,547	3,639	3,770	3,688	4,065	14,644	19,138
Straight-line rents, net	(2,358)	(1,303)	(3,354)	(4,613)	(3,667)	(11,628)	(9,184)
Amortization of net below market rents	624	764	845	846	846	3,079	3,521
Deferred settlement and restoration fee income	—	(2,026)	1,689	337	(1,857)	—	—
Other (6)	(78)	(78)	(78)	(78)	(92)	(312)	(417)
Net Operating Income (4)	176,426	188,775	190,779	180,239	193,645	736,219	764,456
Lease termination fees (1)	1,541	309	10,754	506	2,469	13,110	7,066
General and administrative expenses	(19,485)	(18,247)	(18,475)	(16,901)	(16,977)	(73,108)	(71,074)
Leasing costs	(2,592)	(2,610)	(2,277)	(2,873)	(2,013)	(10,352)	(8,764)
Other income (expense) (7)	44	91	190	(157)	(493)	168	(992)
Interest income	2,205	3,119	512	1,134	4,790	6,970	37,752
Interest expense	(32,148)	(32,152)	(30,844)	(31,148)	(33,245)	(126,292)	(145,287)
Depreciation and amortization	(92,623)	(87,487)	(87,625)	(87,119)	(89,121)	(354,854)	(356,182)
Gains on sales of depreciable operating properties	—	110,484	16,554	—	—	127,038	—
Impairment of real estate assets	(16,259)	—	—	—	—	(16,259)	—
Gain on sale of long-lived assets	—	—	—	—	5,979	—	5,979
Net Income	$17,109	$162,282	$79,568	$43,681	$65,034	$302,640	$232,954
________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net
Operating Income and Cash Net Operating Income as presented have been conformed to the Company’s new definition.
(2)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Refer to page 43 for a reconciliation of GAAP Net Income Available to Common
Stockholders to Cash Net Operating Income and Net Operating Income.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(6)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(7)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.
Kilroy Realty Q4 2025 Supplemental Report | 9

Where Innovation Works

Same Property Net Operating Income Analysis (Cash Basis)(1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31, (2)
	2025	2024	% Contribution	2025	2024	% Contribution

Total Same Property Portfolio
Number of properties	112			112
Square Feet	15,549,413			15,549,413
Average Occupancy (3)	81.7%	83.5%		81.4%	83.8%
Percent of Stabilized Portfolio	95.4%			95.4%
Percent of Total Portfolio	93.0%			93.0%

Cash Operating Revenues:
Base rent	$184,200	$187,611	(1.9)%	$739,717	$744,780	(0.7)%
Tenant reimbursements	46,275	44,836	0.8%	184,530	185,882	(0.2)%
Other revenues (4)	18,291	18,725	(0.2)%	70,359	67,690	0.4%
Settlement and restoration fee income	450	6,709	(3.5)%	3,815	10,854	(1.0)%
Other property income (5)	4,075	4,544	(0.3)%	16,990	16,122	0.1%
Total cash operating revenues	253,291	262,425	(5.1)%	1,015,411	1,025,328	(1.4)%
Cash Operating Expenses:
Property expenses	59,240	58,552	(0.4)%	224,133	226,067	0.3%
Real estate taxes	24,441	21,357	(1.7)%	97,026	98,603	0.2%
Ground leases	2,914	2,902	0.0%	11,736	11,361	(0.1)%
Total cash operating expenses	86,595	82,811	(2.1)%	332,895	336,031	0.4%
Cash Net Operating Income (6)(7)(8)	$166,696	$179,614	(7.2)%	$682,516	$689,297	(1.0)%

________________________
(1)Same Property Portfolio is defined as all properties owned and included in the Stabilized Portfolio as of January 1, 2024 and still owned and included in the Stabilized Portfolio as of December 31, 2025. Same Property
Portfolio includes 100% of consolidated property partnerships as well as the Company’s three residential properties. Excludes properties classified as held for sale. Refer to pages 39-42 “Definitions Included in
Supplemental” for additional information.
(2)For the years ended December 31, 2025 and 2024, Same Property Cash Net Operating Income from our residential portfolio represented 4.1% and 3.6% of total Same Property Cash Net Operating Income, respectively.
(3)Calculated as the average of the daily ending occupancy percentages.
(4)Primarily comprised of residential income, contractual parking income, and revenues deemed uncollectible.
(5)Primarily comprised of transient parking income.
(6)For Same Property Cash Net Operating Income, restoration and settlement fee income is recognized in the period in which it is received, which may not correspond with the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(7)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures. Refer to page 43 for a reconciliation of GAAP Net Income Available to Common
Stockholders to Same Property Cash Net Operating Income.
(8)Commencing January 1, 2025, the Company began excluding lease termination fees from Same Property Cash Net Operating Income. Same Property Cash Net Operating Income as presented has been conformed to our new definition.
Kilroy Realty Q4 2025 Supplemental Report | 10

Where Innovation Works

EBITDA, EBITDAre, and Adjusted EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Net Income Available to Common Stockholders	$12,444	$156,220	$68,449	$39,008	$59,460
Interest expense	32,148	32,152	30,844	31,148	33,245
Depreciation and amortization	92,623	87,487	87,625	87,119	89,121
Taxes (2)	—	124	17	51	—
EBITDA	137,215	275,983	186,935	157,326	181,826
Net income attributable to noncontrolling common units of the Operating Partnership	120	1,524	663	375	593
Net income attributable to noncontrolling interests in consolidated property partnerships	4,545	4,538	10,456	4,298	4,981
Gains on sales of depreciable operating properties	—	(110,484)	(16,554)	—	—
Impairment of real estate assets	16,259	—	—	—	—
Gain on sales of long-lived assets	—	—	—	—	(5,979)
EBITDAre	158,139	171,561	181,500	161,999	181,421
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,584)	(7,435)	(13,586)	(7,280)	(7,843)
Company's Share of EBITDAre	150,555	164,126	167,914	154,719	173,578
Interest income	(2,205)	(3,119)	(512)	(1,134)	(4,790)
Company's Share of Adjusted EBITDAre	$148,350	$161,007	$167,402	$153,585	$168,788
________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(2)Commencing in January 1, 2025, the Company began adjusting for taxes, which are included in Other income (expense) on the Company’s Consolidated Statement of Operations. EBITDA, EBITDAre, and Adjusted
EBITDAre for the periods ending December 31, 2024 and September 30, 2024, have not been conformed to our new presentation to maintain consistency with previously reported financial ratios.
02
Portfolio Data
–Stabilized Portfolio Occupancy Overview by Region
–Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2025 Acquisitions
–2025 Dispositions, Held for Sale, and Assets Under Contract
–Consolidated Ventures (Noncontrolling Property Partnerships)
Indeed Tower, Austin, TX
Kilroy Realty Q4 2025 Supplemental Report | 12

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region (1) (2)
(unaudited)

			Total Rentable Square Feet	Occupied at		Leased at
	YTD NOI %	Rentable Square Feet %		12/31/2025	9/30/2025	12/31/2025	9/30/2025

LOS ANGELES
El Segundo	2.9%	6.8%	1,103,595	69.9%	68.8%	70.5%	70.5%
Hollywood / West Hollywood	7.5%	6.5%	1,057,791	85.4%	84.5%	94.2%	84.5%
Long Beach	2.6%	5.9%	957,705	88.1%	83.8%	91.7%	88.5%
West Los Angeles	2.2%	4.0%	650,722	55.2%	56.5%	56.4%	56.5%
Beverly Hills	0.5%	1.9%	306,366	77.5%	72.3%	81.6%	79.3%
Culver City	0.0%	1.0%	166,207	43.6%	36.4%	43.6%	38.4%
Total Los Angeles	15.7%	26.1%	4,242,386	75.1%	74.0%	78.8%	75.9%
SAN DIEGO
Del Mar	12.8%	11.6%	1,892,538	89.2%	87.5%	89.3%	89.5%
Little Italy / Point Loma	0.7%	2.0%	320,371	59.5%	52.1%	63.0%	62.9%
University Towne Center	1.9%	1.7%	283,134	81.6%	81.6%	90.3%	90.3%
Torrey Pines	0.1%	1.4%	232,166	75.1%	N/A	75.1%	N/A
Total San Diego	15.5%	16.7%	2,728,209	83.7%	82.8%	85.1%	86.2%
SAN FRANCISCO BAY AREA
San Francisco CBD	26.8%	20.9%	3,410,022	82.3%	81.6%	83.3%	83.4%
South San Francisco	9.2%	4.9%	806,109	91.9%	91.9%	91.9%	91.9%
Other Peninsula	5.9%	4.5%	726,200	86.2%	86.2%	86.2%	86.2%
Silicon Valley	5.0%	3.8%	622,640	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area	46.9%	34.1%	5,564,971	86.2%	85.7%	86.8%	86.8%
SEATTLE
Lake Union / Denny Regrade	10.8%	12.8%	2,078,328	76.6%	75.3%	81.2%	80.1%
Bellevue	6.2%	5.6%	919,295	87.8%	92.6%	87.8%	93.1%
Total Seattle	17.0%	18.4%	2,997,623	80.0%	80.6%	83.2%	84.1%
AUSTIN
Austin CBD	4.9%	4.7%	758,975	82.2%	82.2%	87.9%	87.9%
Total Austin	4.9%	4.7%	758,975	82.2%	82.2%	87.9%	87.9%
Total Stabilized Portfolio	100.0%	100.0%	16,292,164	81.6%	81.0%	83.8%	83.3%

Average Occupancy (3)
Quarter-to-Date	Year-to-Date
80.9%	80.9%
________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented. Excludes residential properties and properties classified as held for sale. Refer to pages 39-42 “Definitions
Included in Supplemental” for additional information.
(2)Occupied and leased percentage calculations presented throughout this report are based on rentable square footage at the end of the period, inclusive of all remeasurements that occurred during the period.
(3)Calculated as the average of the daily ending occupancy percentages.
Kilroy Realty Q4 2025 Supplemental Report | 13

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		12/31/2025	9/30/2025	12/31/2025	9/30/2025

LOS ANGELES, CALIFORNIA
2240 E. Imperial Highway	Kilroy Airport Center	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	37.7%	37.7%	37.7%	37.7%
2260 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	The Nines	El Segundo	244,880	67.4%	62.7%	70.3%	70.3%
999 N. Pacific Coast Highway	The Nines	El Segundo	138,389	51.9%	51.9%	51.9%	51.9%
1500 N. El Centro Avenue	Columbia Square	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Columbia Square	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Columbia Square	Hollywood / West Hollywood	264,430	98.3%	98.3%	98.3%	98.3%
6115 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	26,238	73.4%	71.1%	73.4%	71.1%
6121 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	93,418	0.0%	100.0%	100.0%	100.0%
1350 Ivar Avenue	On Vine	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	On Vine	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	On Vine	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	On Vine	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
8560 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	76,359	98.9%	98.9%	98.9%	98.9%
8570 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	49,276	99.0%	99.0%	99.0%	99.0%
8580 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	6,875	0.0%	0.0%	0.0%	0.0%
8590 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	56,750	99.7%	99.7%	99.7%	99.7%
3750 Kilroy Airport Way	Aero	Long Beach	10,718	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Aero	Long Beach	166,761	77.5%	78.7%	83.4%	78.7%
3780 Kilroy Airport Way	Aero	Long Beach	221,452	97.4%	98.2%	97.4%	98.2%
3800 Kilroy Airport Way	Aero	Long Beach	192,476	93.4%	93.4%	93.4%	93.4%
3840 Kilroy Airport Way	Aero	Long Beach	138,441	100.0%	100.0%	100.0%	100.0%
3880 Kilroy Airport Way	Aero	Long Beach	96,922	91.3%	51.9%	91.3%	90.8%
3900 Kilroy Airport Way	Aero	Long Beach	130,935	62.3%	57.1%	80.9%	62.3%
2100/2110 Colorado Avenue	Santa Monica Media Center	West Los Angeles	104,853	55.4%	55.4%	55.4%	55.4%
12233 W. Olympic Boulevard	Tribeca West	West Los Angeles	156,746	42.0%	47.3%	42.0%	47.3%
12100 W. Olympic Boulevard	Westside Media Center	West Los Angeles	155,679	68.7%	68.7%	68.7%	68.7%
12200 W. Olympic Boulevard	Westside Media Center	West Los Angeles	154,544	32.0%	32.0%	37.0%	32.0%
12312 W. Olympic Boulevard	Westside Media Center	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
335-345 N. Maple Drive *	Maple Plaza	Beverly Hills	306,366	77.5%	72.3%	81.6%	79.3%
3101-3243 S. La Cienega Boulevard	Blackwelder	Culver City	166,207	43.6%	36.4%	43.6%	38.4%
Total Los Angeles			4,242,386	75.1%	74.0%	78.8%	75.9%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q4 2025 Supplemental Report | 14

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket (2)		12/31/2025	9/30/2025	12/31/2025	9/30/2025

SAN DIEGO, CALIFORNIA
12225 El Camino Real	Carmel Valley Corporate Center	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Carmel Valley Corporate Center	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12400 High Bluff Drive	12400 High Bluff Drive	Del Mar	216,518	100.0%	100.0%	100.0%	100.0%
12348 High Bluff Drive	Del Mar Tech Center	Del Mar	39,192	51.5%	51.5%	51.5%	51.5%
3579 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	54,960	100.0%	100.0%	100.0%	100.0%
3611 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	124,756	34.2%	34.2%	34.2%	34.2%
3721 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	117,777	94.8%	94.8%	94.8%	94.8%
3811 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	One Paseo	Del Mar	75,035	100.0%	65.3%	100.0%	100.0%
12780 El Camino Real	One Paseo	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	One Paseo	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	One Paseo	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	One Paseo	Del Mar	92,042	100.0%	92.5%	100.0%	100.0%
3745 Paseo Place	One Paseo	Del Mar	95,871	89.0%	90.0%	91.7%	95.5%
12707 High Bluff Drive *	One Paseo Junction	Del Mar	59,245	91.2%	91.2%	91.2%	91.2%
12777 High Bluff Drive *	One Paseo Junction	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	The Caminos	Del Mar	110,950	25.9%	25.9%	25.9%	25.9%
12390 El Camino Real	The Caminos	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
2100 Kettner Boulevard	2100 Kettner	Little Italy / Point Loma	212,915	45.0%	33.9%	50.2%	50.1%
2305 Historic Decatur Road	Kilroy Liberty Station	Little Italy / Point Loma	107,456	88.3%	88.3%	88.3%	88.3%
4690 Executive Drive *	4690 Executive	University Towne Center	52,074	0.0%	0.0%	47.3%	47.3%
9455 Towne Centre Drive	9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive	9514 Towne Centre Drive	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
3530 John Hopkins Court*	Nautilus	Torrey Pines	45,589	100.0%	N/A	100.0%	N/A
3535 General Atomics Court*	Nautilus	Torrey Pines	80,543	28.1%	N/A	28.1%	N/A
3550 John Hopkins Court*	Nautilus	Torrey Pines	62,739	100.0%	N/A	100.0%	N/A
3565 General Atomics Court*	Nautilus	Torrey Pines	43,295	100.0%	N/A	100.0%	N/A
Total San Diego			2,728,209	83.7%	82.8%	85.1%	86.2%

________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
(2)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q4 2025 Supplemental Report | 15

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		12/31/2025	9/30/2025	12/31/2025	9/30/2025

SAN FRANCISCO BAY AREA, CALIFORNIA
100 Hooper Street	100 Hooper	San Francisco CBD	417,914	97.4%	97.4%	97.4%	97.4%
100 First Street	100 First Street	San Francisco CBD	480,457	95.3%	94.3%	95.3%	94.3%
201 Third Street	201 Third Street	San Francisco CBD	355,960	56.0%	51.9%	58.7%	60.6%
303 Second Street	303 Second Street	San Francisco CBD	784,658	66.1%	65.5%	66.6%	66.6%
350 Mission Street	350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
360 Third Street	360 Third Street	San Francisco CBD	436,357	66.6%	66.6%	71.3%	71.3%
250 Brannan Street	The Brannans	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	The Brannans	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	The Brannans	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	The Brannans	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
345 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	65,340	0.0%	0.0%	0.0%	0.0%
900 Jefferson Avenue	Crossing 900	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Crossing 900	Other Peninsula	119,616	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Menlo Corporate Center	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Menlo Corporate Center	Other Peninsula	43,600	69.4%	69.4%	69.4%	69.4%
4300 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,430	38.8%	38.8%	38.8%	38.8%
4400 Bohannon Drive *	Menlo Corporate Center	Other Peninsula	48,414	0.0%	0.0%	0.0%	0.0%
4500 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Menlo Corporate Center	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Page Mill / Porter	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Page Mill / Porter	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
1290-1300 Terra Bella Avenue	Terra Bella	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area			5,564,971	86.2%	85.7%	86.8%	86.8%

________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q4 2025 Supplemental Report | 16

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		12/31/2025	9/30/2025	12/31/2025	9/30/2025

SEATTLE, WASHINGTON
333 Dexter Avenue North	333 Dexter	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	401 Terry	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	143,136	64.6%	44.8%	64.6%	64.5%
801 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	112,487	71.3%	71.3%	100.0%	100.0%
2001 8th Avenue	West8	Lake Union / Denny Regrade	535,395	26.0%	26.0%	36.6%	32.3%
320 Westlake Avenue North	Westlake Terry	Lake Union / Denny Regrade	184,644	96.1%	96.1%	100.0%	100.0%
321 Terry Avenue North	Westlake Terry	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
601 108th Avenue NE	Key Center	Bellevue	490,738	87.1%	87.1%	87.1%	87.1%
10900 NE 4th Street	Skyline Tower	Bellevue	428,557	88.6%	98.9%	88.6%	99.9%
Total Seattle			2,997,623	80.0%	80.6%	83.2%	84.1%
AUSTIN, TEXAS
200 W. 6th Street	Indeed Tower	Austin CBD	758,975	82.2%	82.2%	87.9%	87.9%
Total Austin			758,975	82.2%	82.2%	87.9%	87.9%
Total Stabilized Portfolio			16,292,164	81.6%	81.0%	83.8%	83.3%

________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.

				Average Residential Occupancy
				Quarter to Date		Year to Date
RESIDENTIAL PROPERTIES	Campus	Submarket (1)	Total No. of Units	12/31/2025	9/30/2025	12/31/2025

LOS ANGELES, CALIFORNIA
1550 N. El Centro Avenue	Columbia Square Living	Hollywood	200	94.6%	92.9%	95.2%
6390 De Longpre Avenue	Jardine	Hollywood	193	93.7%	91.0%	93.0%
SAN DIEGO, CALIFORNIA
3200 Paseo Village Way	One Paseo Living	Del Mar	608	94.0%	94.1%	94.0%
Total Residential Properties			1,001	94.1%	93.2%	94.1%

________________________
(1)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q4 2025 Supplemental Report | 17

Where Innovation Works

Leases Executed (1)

Quarter to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	13	11	254,596	118,551	373,147	78	$43.06	$6.63	(16.8)%	(27.1)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	8	—	394,399	—	394,399	174	$416.95	$28.76
Total	21	11	648,995	118,551	767,546

Year to Date	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)
	New	Renewal	New	Renewal	Total
2nd Gen Leasing (5)	57	50	645,357	523,296	1,168,653	70	$59.76	$10.24	(9.3)%	(18.4)%
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing (5)	20	—	611,726	—	611,726	158	$372.95	$28.33
Total	77	50	1,257,083	523,296	1,780,379

Retention Rate Calculations (5) (6)	Quarter to Date	Year to Date

Retention Rate	30.6%	34.0%
Retention Rate, including subtenants	41.2%	39.6%
________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year (i.e. short-term leases). During the three months and year ended December 31, 2025, the Company signed
59,670 and 270,431 square feet of short-term leases, respectively.
(2)Includes tenant improvements and third-party leasing commissions, and excludes tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. When necessary, lease structures are modified (adjusted for NNN) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(4)Calculated as the change between the expiring cash rent and the new cash rent for the same space. When necessary, lease structures are modified (adjusted for NNN) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(5)Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(6)Excludes square footage of short-term leases.
Kilroy Realty Q4 2025 Supplemental Report | 18

Where Innovation Works

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Quarter to Date					Year to Date
	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024

Second Generation Capital Expenditures: (1) (2)
Capital Improvements	$10,068	$9,529	$13,548	$6,635	$13,935	$39,780	$40,660
Tenant Improvements & Leasing Commissions	21,656	27,430	20,492	10,743	19,154	80,321	51,923
Total	$31,724	$36,959	$34,040	$17,378	$33,089	$120,101	$92,583

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	16.5%

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024

Major Repositioning Capital Expenditures: (1) (3)
Capital Improvements	$60	$39	$702	$93	$1,716	$894	$23,087
Tenant Improvements & Leasing Commissions	—	—	—	—	—	—	89
Total	$60	$39	$702	$93	$1,716	$894	$23,176

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	2025	2024

First Generation Capital Expenditures: (1)
Tenant Improvements & Leasing Commissions	$5,098	$4,268	$5,834	$3,914	$2,259	$19,114	$17,526
Total	$5,098	$4,268	$5,834	$3,914	$2,259	$19,114	$17,526

________________________
(1)Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Includes 100% of consolidated property partnerships.
(3)Represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
Kilroy Realty Q4 2025 Supplemental Report | 19

Where Innovation Works

Stabilized Portfolio Lease Expirations (1)(2)
($ in thousands, except for Annualized Base Rent per sq. ft.)

# of Expiring Leases	69	67	70	60	67	64	19	19	18	17	18
% of Total Leased Sq. Ft.	8.0%	7.7%	9.4%	10.8%	13.1%	18.5%	9.5%	8.9%	5.2%	4.9%	4.0%
Annualized Base Rent (“ABR”) (3)	$49,033	$37,598	$77,264	$74,160	$103,707	$154,798	$83,313	$69,117	$45,643	$36,991	$32,984
% of Total ABR	6.4%	4.9%	10.1%	9.7%	13.6%	20.2%	10.9%	9.0%	6.0%	4.8%	4.4%
ABR per Sq. Ft.	$46.72	$37.19	$62.08	$52.20	$60.34	$63.51	$66.48	$59.38	$66.79	$57.98	$62.73
________________________
(1)Represents all in-place leases as of December 31, 2025, excluding intercompany leases. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
(2)Adjusting for leases that have been backfilled or renewed by a subtenant as of December 31, 2025 but not yet commenced, the 2026 and 2027 expirations would be reduced by 139,266 and 5,875 square feet, respectively.
(3)Includes 100% of consolidated property partnerships.
Kilroy Realty Q4 2025 Supplemental Report | 20

Where Innovation Works

Stabilized Portfolio Lease Expirations by Region
($ in thousands, except for Annualized Base Rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Base Rent per Sq. Ft.

2026	Los Angeles	39	429,910	3.3%	$18,243	2.4%	$42.43
	San Diego	5	31,731	0.2%	957	0.1%	30.16
	San Francisco Bay Area	13	298,295	2.3%	18,657	2.4%	62.55
	Seattle	12	289,494	2.2%	11,176	1.5%	38.61
	Austin	—	—	—%	—	—%	—
	Total	69	1,049,430	8.0%	$49,033	6.4%	$46.72

2027	Los Angeles	41	797,531	6.0%	$28,042	3.7%	$35.16
	San Diego	10	89,602	0.7%	4,510	0.6%	50.33
	San Francisco Bay Area	6	33,449	0.3%	1,596	0.1%	47.71
	Seattle	10	90,484	0.7%	3,450	0.5%	38.13
	Austin	—	—	—%	—	—%	—
	Total	67	1,011,066	7.7%	$37,598	4.9%	$37.19

2028	Los Angeles	38	170,683	1.3%	$10,606	1.4%	$62.14
	San Diego	13	209,839	1.6%	12,427	1.6%	59.22
	San Francisco Bay Area	12	819,207	6.2%	52,581	6.9%	64.19
	Seattle	7	44,923	0.3%	1,650	0.2%	36.73
	Austin	—	—	—%	—	—%	—
	Total	70	1,244,652	9.4%	$77,264	10.1%	$62.08

2029	Los Angeles	22	437,161	3.3%	$22,604	3.0%	$51.71
	San Diego	16	248,028	1.9%	13,866	1.8%	55.90
	San Francisco Bay Area	10	498,148	3.8%	27,220	3.6%	54.64
	Seattle	11	233,083	1.8%	10,235	1.3%	43.91
	Austin	1	4,211	—%	235	—%	—
	Total	60	1,420,631	10.8%	$74,160	9.7%	$52.20

2030	Los Angeles	17	208,743	1.6%	$12,434	1.6%	$59.57
	San Diego	24	200,264	1.5%	14,498	1.9%	72.39
	San Francisco Bay Area	15	842,567	6.5%	54,751	7.3%	64.98
	Seattle	10	461,670	3.5%	21,721	2.8%	47.05
	Austin	1	5,454	—%	303	—%	55.56
	Total	67	1,718,698	13.1%	$103,707	13.6%	$60.34

2031 and Beyond	Los Angeles	47	1,059,680	8.1%	$60,582	7.9%	$57.17
	San Diego	42	1,490,897	11.3%	97,508	12.8%	65.40
	San Francisco Bay Area	26	2,272,694	17.3%	179,692	23.5%	79.07
	Seattle	24	1,271,680	9.7%	57,159	7.5%	44.95
	Austin	16	607,133	4.6%	27,905	3.6%	45.96
	Total	155	6,702,084	51.0%	$422,846	55.3%	$63.09

________________________
(1)Includes 100% of consolidated property partnerships. The Company calculates Annualized Base Rent as the annualized monthly contractual rents from existing tenants, including the impact of straight-lined rent escalations and the amortization of free rent periods. Refer to pages 39-42 “Definitions Included in Supplemental” for additional information.
Kilroy Realty Q4 2025 Supplemental Report | 21

Where Innovation Works

Top 20 Tenants (1)
($ in thousands)

#	Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,696	849,826	5.9%	5.2%	2032 - 2033 / 2037	7.6
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.6%	2.3%	2031	5.9
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.3%	2.6%	2034	8.5
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	537,799	3.7%	3.3%	2027 (4) / 2031	5.4
5	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,988	3.2%	2.9%	2029 - 2030 / 2032	4.4
6	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.2%	1.8%	2028	2.8
7	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.1%	1.5%	2032	6.1
8	Netflix, Inc.	Los Angeles	21,854	361,388	2.9%	2.2%	2032	6.6
9	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.4%	1.4%	2033	7.8
10	Box, Inc.	San Francisco Bay Area	16,853	287,680	2.2%	1.8%	2028	2.5
11	DIRECTV, LLC	Los Angeles	16,085	532,956	2.1%	3.3%	2026 - 2027 (5)	1.7
12	Tandem Diabetes Care, Inc.	San Diego	15,884	181,949	2.1%	1.1%	2035	9.3
13	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.1%	2030	4.7
14	Neurocrine Biosciences, Inc.	San Diego	14,397	273,021	1.9%	1.7%	2029 / 2031	5.2
15	Viacom International, Inc.	Los Angeles	13,718	220,330	1.8%	1.4%	2028	3.0
16	Indeed, Inc.	Austin CBD	13,430	330,394	1.8%	2.0%	2034	9.0
17	Sony Group Corporation	San Francisco Bay Area / Los Angeles	13,382	131,642	1.8%	0.8%	2030	4.2
18	Amazon.com	Seattle	12,921	284,307	1.7%	1.7%	2030	4.1
19	Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,974	1.6%	0.8%	2030	4.1
20	Splunk, Inc.	San Francisco Bay Area	10,323	100,850	1.4%	0.6%	2031	5.9
	Total Top 20 Tenants		$408,709	6,608,952	53.7%	40.5%		5.5

________________________
(1)Includes subsidiaries of the tenant listed. Excludes tenants at properties classified as held for sale.
(2)The information presented is based upon Annualized Base Rent as of December 31, 2025 and includes 100% of consolidated property partnerships. The Company calculates Annualized Base Rent as the annualized monthly contractual rents from existing tenants in occupancy, including the impact of straight-lined rent escalations and the amortization of free rent periods. Refer to pages 39-42 “Definitions Included in Supplemental”
for additional information.
(3)Significant lease expirations include those greater than 25,000 rentable square feet.
(4)The 2027 lease expiration represents 31,840 rentable square feet that expires on June 30, 2027.
(5)The 2026 lease expiration represents 49,255 rentable square feet that expires on September 30, 2026, and the 2027 expiration represents the remaining 483,701 rentable square feet that expires on September 30,
2027.
Kilroy Realty Q4 2025 Supplemental Report | 22

Where Innovation Works

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (3)

Other, 8%
Life Science and Health Care, 19%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 6%
Technology, 51%

Other, 9%
Life Science and Health Care, 18%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 8%
Technology, 49%

________________________
(1)Based on the North American Industry Classification System, as of December 31, 2025.
(2)Includes 100% of consolidated property partnerships.
(3)Based on occupied square footage in the Stabilized Portfolio as of December 31, 2025, excluding month-to-month and intercompany leases.
Kilroy Realty Q4 2025 Supplemental Report | 23

Where Innovation Works

2025 Acquisitions
($ in millions)

	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
None			—	—	$—
2nd Quarter
None			—	—	—
3rd Quarter
335-345 N. Maple Drive (Maple Plaza)	Beverly Hills	September	1	306,366	205.3
4th Quarter
3530 & 3550 John Hopkins Court and 3535 & 3565 General Atomics Court (Nautilus)	Torrey Pines	December	4	232,166	192.0
Total			5	538,532	$397.3
________________________
(1)Excludes acquisition-related costs and purchase price credits.
Kilroy Realty Q4 2025 Supplemental Report | 24

Where Innovation Works

2025 Dispositions, Held for Sale, and Assets Under Contract
($ in millions)

Operating Property Dispositions	Submarket	Month of Disposition	Number of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None			—	—	$—
2nd Quarter
501 Santa Monica Boulevard	West Los Angeles	June	1	78,509	40.0
3rd Quarter
Silicon Valley Campus	Silicon Valley	September	4	663,460	365.0
4th Quarter
6255 W. Sunset Boulevard (Sunset Media Center)	Hollywood / West Hollywood	December	1	325,772	61.0
Total			6	1,067,741	$466.0
________________________
(1)Represents gross sales price before the impact of commissions, closing costs, and purchase price credits.

Operating Properties Held for Sale and Development Pipeline Under Contract	Submarket	Number of Buildings	Rentable Square Feet / Acreage Under Contract	Anticipated Sales Price (1)

Operating Properties Held for Sale
Kilroy Sabre Springs (2)	I-15 Corridor	3	427,764	$124.5
Total				$124.5

Development Pipeline - Under Contract (3) (4)
1633 26th Street	West Los Angeles	N/A	2 acres	$41.0
Santa Fe Summit - PA1	56 Corridor	N/A	5 acres	38.0
Santa Fe Summit - PA2	56 Corridor	N/A	17 acres	86.0
Total				$165.0

Total Anticipated Proceeds				$289.5
________________________
(1)Excludes the impact of commissions, closing costs, and purchase price credits.
(2)Kilroy Sabre Springs includes the following buildings: 13480, 13500, and 13520 Evening Creek Drive North, San Diego, CA.The sale of this property closed in January 2026.
(3)Subject to a signed agreement and non-refundable deposit as of the date of this filing.
(4)All development sites are anticipated to close upon receipt of residential entitlements and permits, which is expected to occur beginning in phases in late 2026.
Kilroy Realty Q4 2025 Supplemental Report | 25

Where Innovation Works

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership % (1)
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (1)	Local developer	Other Peninsula	347,842	93%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Operating Revenues:
Base rent	$25,767	$26,591	$105,404	$104,093
Tenant reimbursements	3,821	3,845	15,670	14,256
Other revenues (2)	81	247	2,302	(5,171)
Settlement and restoration fee income	—	—	212	459
Other property income (3)	539	677	2,388	2,530
Total cash operating revenues	30,208	31,360	125,976	116,167
Cash Operating Expenses:
Property expenses	7,200	7,097	27,259	26,007
Real estate taxes	2,292	2,223	9,035	8,854
Total cash operating expenses	9,492	9,320	36,294	34,861
Cash Net Operating Income (4)(5)(6)	20,716	22,040	89,682	81,306
Deferred income and lease incentives, net	371	371	1,483	3,846
Amortization of tenant-funded improvements	438	457	1,854	2,257
Straight-line rents, net	(373)	359	(2,167)	(177)
Net Operating Income (4)(5)	21,152	23,227	90,852	87,232
Lease termination fees (5)	134	135	11,126	546
Other expense	—	—	(4)	(6)
General & administrative expenses	—	(9)	(10)	(23)
Leasing costs	(25)	(7)	(116)	(64)
Depreciation and amortization	(7,977)	(7,878)	(32,576)	(31,456)
Net Income	$13,284	$15,468	$69,272	$56,229
________________________
(1)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.
(2)Primarily comprised of contractual parking income and revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(5)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income and Cash Net Operating Income. Net Operating Income and Cash Net Operating Income as presented has been conformed to our new definition. Cash Lease Termination Fees for the year ended December 31, 2024 were $2.5 million.
(6)Commencing January 1, 2025, the Company began including additional amounts in Cash Net Operating Income primarily related to revenues deemed uncollectible. The three months and year ended December 31,
2024, includes $0.1 million and $2.0 million, respectively, related to these amounts.
03
Development
–Stabilized Development & Redevelopment Projects
–In-Process Development & Redevelopment Projects
–Future Development Pipeline
2100 Kettner, San Diego, CA
Kilroy Realty Q4 2025 Supplemental Report | 27

Where Innovation Works

Stabilized Development & Redevelopment Projects
($ in millions)

	Location	Construction Start Date	Stabilization Date (1)	Rentable Square Feet	Total Estimated Investment	Total Project % Occupied	% Leased

1st Quarter
None				—	$—	—%	—%
2nd Quarter
None				—	—	—%	—%
3rd Quarter
4400 Bohannon Drive (2)	Other Peninsula - San Francisco Bay Area	4Q 2022	3Q 2025	48,414	55	—%	—%
4690 Executive Drive (2)	University Towne Center - San Diego	1Q 2022	3Q 2025	52,074	30	—%	47%
4th Quarter
None				—	—	—%	—%
Total				100,488	$85	—%	24%
________________________
(1)Represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components.
(2)Redevelopment Project.
Kilroy Realty Q4 2025 Supplemental Report | 28

Where Innovation Works

In-Process Development & Redevelopment Projects
($ in millions)

						As of 12/31/2025			As of Filing
	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred (3)	% Occupied	% Leased	% Leased
TENANT IMPROVEMENT (1)

Life Science
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	1Q 2026	871,738	$1,175	$882	3%	44%	44%
Total				871,738	$1,175	$882	3%	44%	44%

________________________
(1)Includes projects that have reached “cold shell condition” and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)Represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction, other tenant related timing, or changes in project scope. For Redevelopment Projects, redevelopment may occur in phases based on existing lease expiration dates and timing of the tenant improvement construction.
(3)Represents costs incurred as of December 31, 2025, excluding accrued liabilities recorded in accordance with GAAP.
Kilroy Realty Q4 2025 Supplemental Report | 29

Where Innovation Works

Future Development Pipeline
($ in millions)

	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 12/31/2025 (2)

Los Angeles
1633 26th Street (3)	West Los Angeles	190,000	$16
San Diego
Santa Fe Summit (3)	56 Corridor	600,000 - 650,000	117
2045 Pacific Highway	Little Italy / Point Loma	275,000	57
Kilroy East Village	East Village	1,100 units	68
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	240
Flower Mart	San Francisco CBD	2,300,000	664
Seattle
SIX0	Lake Union / Denny Regrade	925,000 and 650 units	197
Austin
Stadium Tower	Stadium District / Domain	493,000	76
Total			$1,435
________________________
(1)Project scope, including the estimated developable square feet or number of residential units, could change materially from estimates provided due to one or more of the following: significant changes in the economy, market conditions, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of December 31, 2025, net of municipal bonds proceeds received related to public infrastructure improvements, and excluding accrued liabilities recorded in accordance with GAAP.
(3)Subject to a signed agreements and non-refundable deposits as of the date of this filing. Refer to page 24 “2025 Dispositions, Held for Sale, and Assets Under Contract” for additional information.
04
Debt &
Capitalization Data
–Capital Structure
–Debt Maturities
–Debt Covenants & Leverage Ratios
Aero, Long Beach, CA
Kilroy Realty Q4 2025 Supplemental Report | 31

Where Innovation Works

Capital Structure
As of December 31, 2025
($ in thousands)

	Shares/ Units	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (1)	Effective Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility (3)		$—	—%	5.07%	5.07%	7/31/2028
Term Loan Facility (4)		200,000	2.2%	5.02%	5.57%	10/3/2027
Private Placement Senior Notes Series A due 2026		50,000	0.5%	4.30%	4.39%	7/18/2026
Private Placement Senior Notes Series B due 2026		200,000	2.2%	4.35%	4.44%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	1.9%	3.35%	3.42%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.8%	3.45%	3.51%	2/17/2029
Private Placement Senior Notes due 2031		350,000	3.9%	4.27%	4.32%	1/31/2031
Senior Notes due 2028 (5)		400,000	4.4%	4.75%	4.87%	12/15/2028
Senior Notes due 2029		400,000	4.4%	4.25%	4.38%	8/15/2029
Senior Notes due 2030		500,000	5.5%	3.05%	3.17%	2/15/2030
Senior Notes due 2032 (5)		425,000	4.7%	2.50%	2.63%	11/15/2032
Senior Notes due 2033 (5)		450,000	5.0%	2.65%	2.73%	11/15/2033
Senior Notes due 2035		400,000	4.4%	5.88%	6.08%	10/15/2035
Senior Notes due 2036		400,000	4.4%	6.25%	6.41%	1/15/2036
		$4,025,000	44.3%	4.14%	4.44%
Secured Debt (6)
100 Hooper St., San Francisco Bay Area		$148,815	1.6%	3.57%	3.80%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		76,627	0.8%	4.48%	4.57%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.1%	5.90%	6.13%	8/10/2034
		$600,442	6.5%	5.14%	5.35%
Total Debt		$4,625,442	50.8%	4.27%	4.56%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,133,562	$42,361	0.5%
Shares of common stock outstanding	118,372,451	4,423,578	48.7%
Total Equity and Noncontrolling Interest in the Operating Partnership		$4,465,939	49.2%
Total Market Capitalization		$9,091,381	100.0%
________________________
(1)The unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) plus a SOFR adjustment of 0.10% and a margin of 1.100%
and 1.200%, respectively, based on the Company’s credit rating, as of December 31, 2025. All other stated rates represent fixed interest rates.
(2)Includes the impact of an unused facility fee, amortization of deferred financing costs, and amortization of premiums/discounts.
(3)The maturity of the unsecured revolving credit facility does not assume the exercise of the Company's two six-month extension options.
(4)The maturity of the unsecured term loan facility assumes the exercise of one remaining 12-month extension option, at the Company’s election.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $37.37 as of December 31, 2025.
(8)Includes common units of the Operating Partnership not owned by the Company. Excludes noncontrolling interests in consolidated property partnerships.
Kilroy Realty Q4 2025 Supplemental Report | 32

Where Innovation Works

Debt Maturities
As of December 31, 2025
($ in thousands)

Total Debt (3)	$401,317	$449,125	$400,000	$475,000	$500,000	$350,000	$425,000	$450,000	$375,000	$400,000	$400,000
Weighted Average Stated Rate	4.06%	4.28%	4.75%	4.12%	3.05%	4.27%	2.50%	2.65%	5.90%	5.88%	6.25%
% of Total	9%	9%	9%	10%	11%	8%	9%	9%	8%	9%	9%
________________________
(1)The maturity of the unsecured term loan facility assumes the exercise of one remaining 12-month extension option, at the Company’s election.
(2)As of December 31, 2025, there was no outstanding balance on the unsecured revolving credit facility maturing on July 31, 2028. The unsecured revolving credit facility has two six-month extension options available, at the Company's election.
(3)Includes scheduled principal payments for amortizing loans.
Kilroy Realty Q4 2025 Supplemental Report | 33

Where Innovation Works

Debt Covenants & Leverage Ratios (1)
($ in thousands)

KEY DEBT COVENANTS (2)	Covenant	Actual Performance as of December 31, 2025

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	35%
Fixed charge coverage ratio	greater than 1.5x	3.2x
Unsecured debt ratio	greater than 1.67x	2.75x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.56x

Unsecured Senior Notes due 2028, 2029, 2030, 2032, 2033, 2035, and 2036:
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	5.5x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	301%

NET DEBT TO COMPANY'S SHARE OF EBITDAre RATIOS	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Total principal amount of debt	$4,625,442	$4,627,026	$4,628,595	$4,630,149	$4,631,688
Cash and cash equivalents	(179,316)	(372,416)	(193,129)	(146,711)	(165,690)
Net debt	$4,446,126	$4,254,610	$4,435,466	$4,483,438	$4,465,998

Trailing 12-months Company's share of EBITDAre (3)(4)	$637,314	$660,337	$674,686	$677,632	$696,855
Trailing 12-months Company's share of Adjusted EBITDAre (3)(4)	$630,344	$650,782	$658,562	$651,936	$659,103
Net debt to Company's share of EBITDAre Ratio	7.0x	6.4x	6.6x	6.6x	6.4x

Net debt to Company's share of Adjusted EBITDAre Ratio	7.1x	6.5x	6.7x	6.9x	6.8x

________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(2)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.
(3)Calculated as the sum of the Company's share of EBITDAre and Adjusted EBITDAre for the trailing four quarters.
(4)Refer to page 44 for reconciliations of GAAP Net Income Available to Common Stockholders to EBITDAre for the three months ended September 30, 2024, June 30, 2024, and March 31, 2024.
05
Non-GAAP
Supplemental
Measures
West8, Seattle, WA
Kilroy Realty Q4 2025 Supplemental Report | 35

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures
This section includes management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 9,
2026 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.
Net Operating Income:
Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company’s NOI metrics are defined as follows:
•Net Operating Income - Consolidated operating revenues comprised of rental income and other property income, excluding lease termination fees, less consolidated property and related expenses (property expenses, real estate taxes, and ground leases).
•Cash Net Operating Income - NOI adjusted for certain non-cash amounts (e.g. straight-line rents, net, amortization of deferred revenue related to tenant-
funded tenant improvements, deferred income and lease incentives, net, deferred settlement and restoration fee income, and the amortization of net below market rents), as well as the provision for bad debts related to these certain non-cash adjustments.
•Same Property Cash Net Operating Income - Cash NOI for all of the properties that were owned and included in the Company’s Stabilized Portfolio for two comparable reporting periods.
Commencing January 1, 2025, the Company began excluding lease termination fees from the calculation of rental revenue for the Company’s NOI metrics as it is non-recurring in nature and its exclusion will provide a measure that the Company believes is more indicative of its operating performance. Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, Cash NOI, and Same Property Cash NOI, and accordingly, the Company’s NOI metrics may not be comparable to other REITs.
The Company uses these NOI metrics to evaluate its operating performance on a portfolio basis since the NOI metrics allow the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that its NOI metrics provide useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI, Cash NOI, and Same Property Cash NOI are generally recognized as standard measures of performance in the real estate industry.
Because the Company’s NOI metrics exclude lease termination fees, leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other income and expenses, impairment of real estate assets, and gains and losses, they provide performance measures that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Additionally, because
Same Property Cash NOI excludes the change in Cash NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties.
The Company’s NOI metrics should not be viewed as alternative measures of the Company’s financial performance since they do not reflect general and administrative expenses, leasing costs, lease termination fees, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations. In addition, Same Property Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio.
Kilroy Realty Q4 2025 Supplemental Report | 36

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
EBITDA, EBITDAre, Company's Share of EBITDAre, and Company's Share of Adjusted EBITDAre:
The Company calculates Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for Real Estate (“EBITDAre”) in accordance with the 2017 White
Paper on EBITDAre approved by the Board of Governors of Nareit. Management believes that consolidated earnings before interest expense, tax expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (EBITDAre) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDAre gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDAre as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDAre should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDAre and, accordingly, the Company’s EBITDAre calculation may not be comparable to other REITs. The Company’s Share of EBITDAre is EBITDAre less amounts attributable to noncontrolling interests in consolidated property partnerships. The
Company’s Share of Adjusted EBITDAre is the Company’s share of EBITDAre less interest income.
Net Debt to Company's Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio:
Management believes that the ratios of the principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of
EBITDAre as well as the Company's share of Adjusted EBITDAre are useful supplemental measures of the level of borrowed capital being used to increase the potential return of the Company’s real estate investments and proxies for a measure management believes is used by many lenders and rating agencies to evaluate the Company’s ability to repay and service its debt obligations. The Company believes the ratios are beneficial disclosure to investors as supplemental means of evaluating its ability to meet obligations senior to those of the equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio may not be
comparable to other REITs.
Kilroy Realty Q4 2025 Supplemental Report | 37

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:
The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White
Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. The Company also adds back net income attributable to noncontrolling common units of the Operating
Partnership because it reports FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of
REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
Funds Available for Distribution:
Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, straight-line rents, net, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards and adjustments for executive retirement obligations, lease related adjustments, gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the
Company’s FAD may not be comparable to other REITs.
06
Definitions &
Reconciliations
201 Third, San Francisco, CA
Kilroy Realty Q4 2025 Supplemental Report | 39

Where Innovation Works

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual rents from existing tenants in occupancy, including the impact of the straight-lining of rent escalations and the amortization of free rent periods and excluding the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net.  Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Effective Rate:
Represents the Stated Rate, including the impact of the unused facility fee and the amortization of any premiums/discounts and debt issuance costs.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office, life science, and retail properties, and the date of substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Vacant space at acquisition properties and space not yet leased at recently completed development and Redevelopment Properties that have been added to the Stabilized Portfolio. Capital expenditures for first generation space do not include expenditures for in-process development and Redevelopment Projects and space that was vacant when the property was acquired. These costs are not subtracted in the calculation of FAD.
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre:
Calculated as Company’s Share of EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/
premiums) and current year accrued preferred dividends.
Fixed Charge Coverage Ratio - Net Income:
Calculated as net income, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
Kilroy Realty Q4 2025 Supplemental Report | 40

Where Innovation Works

Definitions Included in Supplemental, continued
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt premiums/discounts).
Major Repositioning:
Space for which significant non-recurring capital expenditures are incurred to reposition and is expected to result in additional revenue generated when re-
leased. Capital improvements for this space are not subtracted in the calculation of FAD. Tenant improvement and leasing commissions for this space are included in 2nd Gen Capital Expenditures.
Net Income Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by net income.
Net Leases Types:
Represents leases where the tenant is obligated to pay a share of certain operating expenses.
Net Operating Income Margin:
Calculated as Net Operating Income divided by total revenues.
Percentage Leased
Represents Percentage Occupied, adjusted for leases executed but have not yet achieved revenue recognition.
Percentage Occupied
Represents economic occupancy for space that has achieved revenue recognition for the associated lease agreements.
Redevelopment Properties/Projects:
Properties or projects for which the Company expects to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.
Retention Rates (Leases Executed):
Calculated as the percentage of square footage renewed by existing tenants at lease expiration or termination divided by the square footage of space renewed by existing tenants and lease expirations during the period. Excludes square footage of short-term leases.
Kilroy Realty Q4 2025 Supplemental Report | 41

Where Innovation Works

Definitions Included in Supplemental, continued
Retention Rates (Leases Executed Including Subtenants):
Retention rate, inclusive of leases with subtenants where the Company does not expect to experience downtime in occupancy between leases.
Same Property Portfolio:
The Same Property Portfolio includes all properties owned and included in the Stabilized Portfolio for two comparable reporting periods, i.e., owned and included in the Stabilized Portfolio as of January 1, 2024 and still owned and included in the Stabilized Portfolio as of December 31, 2025. It includes the residential portfolio, which consists of the 200-unit Columbia Square Living property and the 193-unit Jardine property in Hollywood, California submarket and 608 residential units at the Company’s One Paseo mixed-use property in the Del Mar, California submarket. Excludes undeveloped land, development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and properties classified as held for sale.

Same Property Portfolio Rollforward
	Number of Buildings	Square Feet

Same Property Portfolio as of December 31, 2024	119	16,209,399
Stabilized Development and Redevelopment Properties Added (1)	2	829,591
Dispositions and Properties Held for Sale	(9)	(1,495,505)
Remeasurements	—	5,928
Same Property Portfolio as of December 31, 2025	112	15,549,413
Stabilized Development and Redevelopment Properties Excluded from Same Property	2	100,488
Stabilized Acquisition Properties Excluded from Same Property	7	642,263
Stabilized Portfolio as of December 31, 2025	121	16,292,164
________________________
(1) 9514 Towne Centre Drive and Indeed Tower were added to the Same Property Portfolio in 2025.
Second Generation ("2nd Gen"):
Space at properties in the Stabilized Portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied.
Excludes leases with a lease term of less than one year. Capital expenditures for space that was vacant when the property was acquired and tenant improvement and leasing commission capital expenditures for projects classified as Major Repositioning are captured in 2nd Gen Capital Expenditures.
Kilroy Realty Q4 2025 Supplemental Report | 42

Where Innovation Works

Definitions Included in Supplemental, continued
Stabilized Portfolio:
The Stabilized Portfolio includes all properties with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, undeveloped land, and properties classified as held for sale.

Stabilized Portfolio Rollforward (1)
	Number of Buildings	Square Feet

Stabilized Portfolio as of December 31, 2024	123	17,142,721
Stabilized Acquisition Properties	5	538,532
Stabilized Development and Redevelopment Properties	2	100,488
Dispositions and Properties Held for Sale	(9)	(1,495,505)
Remeasurements	—	5,928
Stabilized Portfolio as of December 31, 2025	121	16,292,164
________________________
(1) Excludes our three residential properties measured in units.
Stated Rate:
The rate at which interest expense is recorded per the respective loan documents.
Straight-Line Rents, Net:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building modifications before being placed in service.
Total Debt
Represents the gross aggregate principal amount due as of December 31, 2025. Excludes unamortized deferred financing costs for the unsecured revolving credit and term loan facilities, unsecured senior notes, and secured debt, and unamortized discounts for the unsecured senior notes.
Total Portfolio:
The Total Portfolio includes all properties, with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and undeveloped land.

Total Portfolio
	Number of Buildings	Square Feet

Stabilized Portfolio	121	16,292,164
Properties Held for Sale	3	427,764
Total Portfolio as of December 31, 2025	124	16,719,928
Kilroy Realty Q4 2025 Supplemental Report | 43

Where Innovation Works

Reconciliation of Net Income Available to Common Stockholders to
Same Property Cash Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended		Year Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net Income Available to Common Stockholders	$12,444	$59,460	$276,121	$210,969
Net income attributable to noncontrolling common units of the Operating Partnership	120	593	2,682	2,062
Net income attributable to noncontrolling interests in consolidated property partnerships	4,545	4,981	23,837	19,923
Net Income	17,109	65,034	302,640	232,954
Adjustments:
Gain on sale of long-lived assets	—	(5,979)	—	(5,979)
Impairment of real estate assets	16,259	—	16,259	—
Gains on sales of depreciable operating properties	—	—	(127,038)	—
Depreciation and amortization	92,623	89,121	354,854	356,182
Interest expense	32,148	33,245	126,292	145,287
Interest income	(2,205)	(4,790)	(6,970)	(37,752)
Other (income) expense	(44)	493	(168)	992
Leasing costs	2,592	2,013	10,352	8,764
General and administrative expenses	19,485	16,977	73,108	71,074
Lease termination fees (2)	(1,541)	(2,469)	(13,110)	(7,066)
Net Operating Income (3)	176,426	193,645	736,219	764,456
Other (4)	78	92	312	417
Deferred settlement and restoration income	—	1,857	—	—
Amortization of net below market rents	(624)	(846)	(3,079)	(3,521)
Straight-line rents, net	2,358	3,667	11,628	9,184
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,547)	(4,065)	(14,644)	(19,138)
Deferred income and lease incentives, net (5)	(257)	(1,757)	(2,569)	(9,932)
Cash Net Operating Income (3)	174,434	192,593	727,867	741,466
Non-Same Property Net Cash Operating Income	(7,738)	(12,979)	(45,351)	(52,169)
Same Property Cash Net Operating Income (3)	$166,696	$179,614	$682,516	$689,297
________________________
(1)Based upon the Same Store Portfolio as of December 31, 2025, which was comprised of 112 properties.
(2)Commencing January 1, 2025, the Company began excluding lease termination fees from Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income. Lease termination fees are presented here on a GAAP basis and Net Operating Income, Cash Net Operating Income, and Same Property Cash Net Operating Income as presented have been conformed to the Company’s new definition.
(3)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
(4)Includes other non-cash amounts primarily related to property expenses and ground rent expense.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
Kilroy Realty Q4 2025 Supplemental Report | 44

Where Innovation Works

Reconciliation of Historical Net Income Available to Common
Stockholders to Company’s Share of Adjusted EBITDAre (1)
(unaudited, $ in thousands)

	Three Months Ended
	9/30/2024	6/30/2024	3/31/2024
Net Income Available to Common Stockholders	$52,378	$49,211	$49,920
Interest expense	36,408	36,763	38,871
Depreciation and amortization	91,879	87,151	88,031
EBITDA	180,665	173,125	176,822
Net income attributable to noncontrolling common units of the Operating Partnership	509	458	502
Net income attributable to noncontrolling interests in consolidated property partnerships	4,786	4,878	5,278
EBITDAre	185,960	178,461	182,602
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,485)	(7,601)	(8,660)
Company's Share of EBITDAre	178,475	170,860	173,942
Interest income	(9,688)	(10,084)	(13,190)
Company's Share of Adjusted EBITDAre	$168,787	$160,776	$160,752

________________________
(1)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
Kilroy Realty Q4 2025 Supplemental Report | 45

Where Innovation Works

Reconciliation of GAAP Net Cash Provided by Operating Activities to
Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended					Year Ended December 31,
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
GAAP Net Cash Provided by Operating Activities	$109,078	$176,568	$143,746	$136,921	$108,237	$566,313	$541,149
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(31,724)	(36,959)	(34,040)	(17,378)	(33,089)	(120,101)	(92,583)
Depreciation of non-real estate furniture, fixtures and equipment	(1,410)	(1,407)	(1,382)	(1,384)	(1,585)	(5,583)	(6,354)
Net changes in operating assets and liabilities (1)	22,819	(31,579)	9,245	(2,308)	42,445	(1,823)	29,577
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,177)	(5,411)	(13,201)	(6,490)	(6,905)	(31,279)	(25,354)
Cash adjustments related to investing and financing activities	(2,052)	(273)	(479)	(265)	(16)	(3,069)	(366)
Funds Available for Distribution (2)	$90,534	$100,939	$103,889	$109,096	$109,087	$404,458	$446,069
________________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, rents received in advance, and tenant security deposits.
(2)Refer to pages 35-37 “Non-GAAP Supplemental Measures” for management statements on the Company’s non-GAAP measures.
This Supplemental Financial Report contains "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty
Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy
Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-
looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.
Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on us and our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California,
Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;
defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and Redeveloped properties;
the ability to successfully complete development and Redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and
Redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers'
financial condition, and disputes between us and our co-venturers;
environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy
Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2024, and its other filings with the Securities and Exchange Commission. All forward-
looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Where Innovation Works